POWER OF ATTORNEYS

For Executing Forms 3, 4 and 5

KNOW ALL BY THESE PRESENT, that the
undersigned hereby constitutes and appoints each of
Michael Lister, Mark Heimbouch and Steven Barnett or
any of them, each acting alone, his true and lawful
attorney-in-fact to:
(1)	execute for and on behalf of the undersigned
a Form 3, Form 4 or Form 5 relating to the
securities of Jackson Hewitt Tax Service
Inc., in accordance with Section 16(a) of
the Securities Exchange Act of 1934 and the
rules thereunder;
(2)	do and perform any and all acts for an on
behalf of the undersigned which may be
necessary or desirable to complete the
execution of such Form 3, Form 4 or Form 5
and the timely filing of such form with the
United States Securities and Exchange
Commission and any other authority; and
(3)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of
Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by Jackson
Hewitt Tax Service Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 19th day of August 2004.

By:  /s/ Rodman Drake
Name: Rodman Drake